EXHIBIT 99.1

                             [GRAPHIC OMITTED] ASHLAND LOGO
News Release



                                 FOR FURTHER INFORMATION:
                                 Media Relations:          Investor Relations:
                                 Jim Vitak                 Daragh Porter
                                 (614) 790-3715            (859) 815-3825
                                 jevitak@ashland.com       dlporter@ashland.com

                                 FOR IMMEDIATE RELEASE
                                 OCTOBER 24, 2005


ASHLAND INC. REPORTS PRELIMINARY RESULTS
FOR SEPTEMBER QUARTER AND FISCAL 2005

Covington, Ky. - Ashland Inc. (NYSE: ASH) today announced preliminary* results for the fiscal fourth quarter ended Sept. 30, 2005. Net income was $93 million, or $1.24 per share. As compared with the 2004 fourth quarter:
o Total Chemical Sector operating income reached $78 million for the quarter, up slightly
     - Ashland Distribution operating income increased to a record $28 million, up 22 percent
     - Ashland Specialty Chemical operating income grew to a record $29 million, up 21 percent
     - Valvoline recorded operating income of $21 million for the quarter, down 30 percent
o Transportation Construction Sector recorded operating income of $43 million, down 39 percent

     Net income for Ashland's fiscal fourth quarter, ended Sept. 30, 2005, amounted to $93 million as compared with $200 million in the prior-year quarter. Earnings per share amounted to $1.24 in the 2005 quarter versus $2.76 per share in the September 2004 quarter. The prior-year quarter included operating income of $146 million from Ashland's 38-percent interest in Marathon Ashland Petroleum LLC, our maleic anhydride business and 60 Valvoline Instant Oil Change units that were transferred to Marathon Oil Corp. in the June 2005 quarter (collectively referred to as the "MAP Transaction"). The September 2005 quarter benefited from a $33 million decline in net interest and other financial costs,

                                  - MORE -

Ashland Inc. reports preliminary results for September quarter and fiscal 2005, page 2 resulting from the retirement of debt and other financings and the investment of the remaining proceeds from the MAP Transaction.
     During the September 2005 quarter, Ashland recorded a pretax charge of $13 million for the estimated impact of hurricanes Katrina and Rita on future insurance premiums due Oil Insurance Limited (OIL), the energy-industry mutual insurance consortium in which Ashland participates. These estimates may change as additional information becomes available. Ashland has given notice to OIL that it will terminate its participation effective December 31, 2005. Also during the quarter, Ashland recorded $39 million in tax benefits unrelated to current-period operations. These benefits resulted primarily from a favorable settlement with the Internal Revenue Service for the 1996 - 1998 audit period and the reevaluation of income tax reserves related to other years. Operating income from ongoing businesses was $66 million in the September 2005 quarter as compared with $122 million in the same quarter of 2004.
     For its fiscal year ended Sept. 30, 2005, Ashland recorded net income of $2.0 billion versus $378 million in fiscal 2004. The results for fiscal 2005 included a gain of $1.3 billion on the MAP Transaction and a loss of $145 million on the early retirement of debt. Operating income from ongoing businesses was $218 million in fiscal 2005 as compared with $256 million in fiscal 2004.
     A detailed analysis of Ashland's earnings for fiscal 2005 appears on page 5 of the attached financial statements.
     "Fiscal 2005 was an extraordinary year with our exit from the petroleum refining and marketing industry," said James J. O'Brien, Ashland chairman and chief executive officer. "The quarter, however, was challenging. Disruptions caused by hurricanes and escalating energy prices put pressure on operations in our two industry sectors, Chemical and Transportation Construction, and our results were mixed. As expected, results from our Valvoline and APAC businesses declined. I am encouraged, however, by the continued strong performances of our Specialty Chemical and Distribution businesses. We believe they are positioned to steer through changing economic conditions better than chemical industry norms."

                                  - MORE -

Ashland Inc. reports preliminary results for September quarter and fiscal 2005, page 3


         For the fourth quarter, in the Chemical Sector, record performances by the Ashland Distribution and Ashland Specialty Chemical divisions were offset by weak results from Valvoline. As a result, operating income for the Chemical Sector amounted to $78 million, a slight improvement over the $77 million of operating income in the September 2004 quarter.
         Ashland Specialty Chemical reported record operating income for the September 2005 quarter of $29 million, up 21 percent over a record fourth quarter established last year. Sales and operating revenues grew to $446 million for the quarter, a 21-percent increase over the fourth quarter last year. Revenue growth was driven by higher selling prices, as well as the contribution of sales from the DERAKANE(R) resins business acquired in December 2004. The increase in operating income reflected a combination of revenue and margin growth.
         Ashland Distribution earned $28 million of operating income in the September 2005 quarter--its seventh consecutive record quarter. Operating income increased by 22 percent compared with the previous quarter a year ago. Sales and operating revenues increased 11 percent versus the year-ago quarter to $972 million. The division has maintained operating margins by passing through rising raw material costs and by aggressively managing expenses. Volume declined by 3 percent compared to the prior-year quarter, primarily reflecting the disposition of the ingestible ingredients business (2 percent).
         Valvoline's operating income for the September 2005 quarter was $21 million, down 30 percent from the September quarter a year ago, primarily due to the combination of a 13-percent decrease in lubricant sales volumes, including a 17-percent decline in North American branded volume, and higher raw material costs. Sales and operating revenues were $339 million for the quarter, 4 percent below the September 2004 quarter. Valvoline International reported a record quarter, mostly due to better earnings from operations in Europe and Latin America.
         The Transportation Construction Sector, commercially known as Ashland Paving And Construction, Inc. (APAC), reported operating income of $43 million for the September 2005 quarter, compared to $70 million in the 2004 quarter. Results for the

                                  - MORE -

Ashland Inc. reports preliminary results for September quarter and fiscal 2005, page 4


September 2005 quarter reflect work disruptions and rapid increases in raw material and energy costs due to the active hurricane and tropical storm season in the quarter. These increases in raw material and energy costs resulted in additional loss provisions for certain construction jobs awarded in prior periods. In total, the provision for job loss reserves was $6.4 million higher than that recorded in the September 2004 quarter. At Sept. 30, APAC's construction backlog, which consists of work awarded and funded but not yet performed, was $2.0 billion, up 17 percent from the same period last year.
     Today at 5 p.m. (EDT), Ashland will provide a live webcast of its quarterly presentation to securities analysts. The webcast will be accessible through Ashland's website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at www.ashland.com/investors.
     Ashland Inc. (NYSE: ASH) is a Fortune 500 chemical and transportation construction company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.

(R) Registered trademark, Ashland
                                    -0-



* PRELIMINARY RESULTS
Financial results are preliminary until the Company's 2005 Annual Report on Form 10-K is filed with the U.S. Securities and Exchange Commission. This filing is expected to be made in December 2005.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2004. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

Ashland Inc. and Consolidated Subsidiaries                                                                                  Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
                                                                                  Three months ended             Year ended
                                                                                     September 30               September 30
                                                                                -----------------------    ------------------------
                                                                                   2005         2004          2005          2004
                                                                                ----------   ----------    -----------   ----------
REVENUES
     Sales and operating revenues                                               $   2,538    $   2,334     $    9,270    $   8,301
     Equity income                                                                      1          155            531          432
     Other income                                                                      10           14             59           48
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,549        2,503          9,860        8,781
COSTS AND EXPENSES
     Cost of sales and operating expenses                                           2,145        1,946          7,823        6,948
     Selling, general and administrative expenses                                     338          289          1,296        1,171
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,483        2,235          9,119        8,119
                                                                                ----------   ----------    -----------   ----------
OPERATING INCOME                                                                       66          268            741          662
     Gain on the MAP Transaction (a)                                                   (8)           -          1,287            -
     Loss on early retirement of debt                                                   -            -           (145)           -
     Net interest and other financial costs                                             7          (26)           (82)        (114)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                               65          242          1,801          548
     Income taxes                                                                      29          (39)           186         (150)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS                                                      94          203          1,987          398
     Results from discontinued operations (net of income taxes)                        (1)          (3)            (1)         (20)
                                                                                ----------   ----------    -----------   ----------
NET INCOME                                                                      $      93    $     200     $    1,986    $     378
                                                                                ==========   ==========    ===========   ==========

DILUTED EARNINGS PER SHARE
     Income from continuing operations                                          $    1.25    $    2.81     $    26.62    $    5.59
     Results from discontinued operations                                            (.01)        (.05)          (.01)        (.28)
                                                                                ----------   ----------    -----------   ----------
     Net income                                                                 $    1.24    $    2.76     $    26.61    $    5.31
                                                                                ==========   ==========    ===========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                          75           72             75           71

SALES AND OPERATING REVENUES
     APAC                                                                       $     826    $     770     $    2,539    $   2,525
     Ashland Distribution                                                             972          873          3,810        3,199
     Ashland Specialty Chemical                                                       446          369          1,763        1,386
     Valvoline                                                                        339          352          1,326        1,297
     Intersegment sales                                                               (45)         (30)          (168)        (106)
                                                                                ----------   ----------    -----------   ----------
                                                                                $   2,538    $   2,334     $    9,270    $   8,301
                                                                                ==========   ==========    ===========   ==========
OPERATING INCOME
     APAC                                                                       $      43    $      70     $       48    $     111
     Ashland Distribution                                                              28           23            123           78
     Ashland Specialty Chemical                                                        29           24            134           87
     Valvoline                                                                         21           30             90          105
     Refining and Marketing (b)                                                        (2)         151            484          383
     Corporate                                                                        (53)         (30)          (138)        (102)
                                                                                ----------   ----------    -----------   ----------
                                                                                $      66    $     268     $      741    $     662
                                                                                ==========   ==========    ===========   ==========

----------
(a) "MAP Transaction" refers to the June 30, 2005 transfer of Ashland's 38% interest in Marathon Ashland Petroleum LLC (MAP), Ashland's maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio to Marathon Oil Corporation in a transaction valued at approximately $3.7 billion.
(b) Includes Ashland's equity income from MAP, amortization related to Ashland's excess investment in MAP, and other activities associated with refining and marketing.

Ashland Inc. and Consolidated Subsidiaries                                                                   Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

                                                                                                September 30
                                                                                          --------------------------
                                                                                              2005           2004
                                                                                          -----------    -----------
ASSETS
     Current assets
         Cash and cash equivalents                                                        $      987     $      243
         Available-for-sale securities                                                           403              -
         Accounts receivable                                                                   1,603          1,290
         Inventories                                                                             527            458
         Deferred income taxes                                                                   127            103
         Other current assets                                                                    148            208
                                                                                          -----------    -----------
                                                                                               3,795          2,302

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                        -          2,713
         Goodwill                                                                                577            513
         Asbestos insurance receivable (noncurrent portion)                                      370            399
         Deferred income taxes                                                                   154              -
         Other noncurrent assets                                                                 480            319
                                                                                          -----------    -----------
                                                                                               1,581          3,944

     Property, plant and equipment
         Cost                                                                                  3,274          3,104
         Accumulated depreciation, depletion and amortization                                 (1,852)        (1,848)
                                                                                          -----------    -----------
                                                                                               1,422          1,256
                                                                                          -----------    -----------

                                                                                          $    6,798     $    7,502
                                                                                          ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                         $       12     $      439
         Trade and other payables                                                              1,523          1,362
         Income taxes                                                                              9             14
                                                                                          -----------    -----------
                                                                                               1,544          1,815

     Noncurrent liabilities
         Long-term debt (less current portion)                                                    82          1,109
         Employee benefit obligations                                                            358            428
         Deferred income taxes                                                                     -            367
         Reserves of captive insurance companies                                                 182            179
         Asbestos litigation reserve (noncurrent portion)                                        521            568
         Other long-term liabilities and deferred credits                                        390            330
                                                                                          -----------    -----------
                                                                                               1,533          2,981

     Stockholders' equity                                                                      3,721          2,706
                                                                                          -----------    -----------

                                                                                          $    6,798     $    7,502
                                                                                          ===========    ===========


Ashland Inc. and Consolidated Subsidiaries                                                                               Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
                                                                                                            Year ended
                                                                                                           September 30
                                                                                                    ----------------------------
                                                                                                        2005            2004
                                                                                                    -------------   ------------
CASH FLOWS FROM OPERATIONS
     Income from continuing operations                                                              $      1,987    $       398
     Adjustments to reconcile to cash flows from operations
         Depreciation, depletion and amortization                                                            193            193
         Deferred income taxes                                                                              (515)           125
         Equity income from affiliates                                                                      (531)          (432)
         Distributions from equity affiliates                                                                281            169
         Gain on the MAP Transaction                                                                      (1,287)             -
         Loss on early retirement of debt                                                                    145              -
         Change in operating assets and liabilities (a)                                                     (228)          (246)
         Other items                                                                                          (5)             2
                                                                                                    -------------   ------------
                                                                                                              40            209
CASH FLOWS FROM FINANCING
     Proceeds from issuance of common stock                                                                  115            108
     Repayment of long-term debt                                                                          (1,552)          (100)
     Repurchase of common stock                                                                             (100)             -
     Increase (decrease) in short-term debt                                                                  (40)            40
     Cash dividends paid                                                                                     (79)           (77)
                                                                                                    -------------   ------------
                                                                                                          (1,656)           (29)
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment (b)                                                         (380)          (210)
     Purchase of operations - net of cash acquired                                                          (156)            (5)
     Cash proceeds from sale of operations (c)                                                             3,306             48
     Purchases of available-for-sale securities                                                             (402)             -
     Proceeds from sales and maturities of available-for-sale securities                                       1              -
     Other - net                                                                                              19             26
                                                                                                    -------------   ------------
                                                                                                           2,388           (141)
                                                                                                    -------------   ------------
CASH PROVIDED BY CONTINUING OPERATIONS                                                                       772             39
     Cash used by discontinued operations                                                                    (28)           (19)
                                                                                                    -------------   ------------
INCREASE IN CASH AND CASH EQUIVALENTS                                                               $        744    $        20
                                                                                                    =============   ============

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                           $         93    $        95
     Ashland Distribution                                                                                     18             18
     Ashland Specialty Chemical                                                                               44             41
     Valvoline                                                                                                27             27
     Corporate                                                                                                11             12
                                                                                                    -------------   ------------
                                                                                                    $        193    $       193
                                                                                                    =============   ============
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                           $        200    $        73
     Ashland Distribution                                                                                     26             10
     Ashland Specialty Chemical                                                                               64             62
     Valvoline                                                                                                66             26
     Corporate                                                                                                24             39
                                                                                                    -------------   ------------
                                                                                                    $        380    $       210
                                                                                                    =============   ============

----------
(a) Excludes changes resulting from operations acquired or sold. Amount for 2005 includes a $150 million reduction in accounts receivable sold under a sale of receivables financing program.
(b) Amount for 2005 includes $101 million for purchases of previously leased assets with proceeds from the MAP Transaction.
(c) Amount for 2005 includes cash proceeds (net of expenses) of $3,290 million from the MAP Transaction.

Ashland Inc. and Consolidated Subsidiaries                                                                                   Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)
                                                                               Three months ended                Year ended
                                                                                  September 30                  September 30
                                                                            --------------------------    --------------------------
                                                                                2005           2004           2005           2004
                                                                            -----------    -----------    -----------    -----------
APAC
     Construction backlog at September 30 (a)                                                             $    2,038     $    1,746
     Net construction job revenues (b)                                      $      492     $      451     $    1,458     $    1,433
     Hot-mix asphalt production (tons)                                            10.3           10.7           31.3           33.4
     Aggregate production (tons)                                                   8.8            8.7           31.4           29.6
ASHLAND DISTRIBUTION (C)
     Sales per shipping day                                                 $     15.2     $     13.6     $     15.1     $     12.6
     Gross profit as a percent of sales                                            9.3%           9.5%           9.7%           9.6%
ASHLAND SPECIALTY CHEMICAL (C)
     Sales per shipping day                                                 $      7.0     $      5.8     $      7.0     $      5.4
     Gross profit as a percent of sales                                           27.4%          25.5%          26.6%          27.9%
VALVOLINE
     Lubricant sales (gallons)                                                    44.0           50.3          175.4          191.6
     Premium lubricants (percent of U.S. branded volumes)                         23.1%          22.9%          23.4%          21.5%

----------
(a) Includes APAC's proportionate share of the backlog of unconsolidated joint ventures.
(b)  Total construction job revenues,  less subcontract costs.
(c) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.

Ashland Inc. and Consolidated Subsidiaries                                                                                  Page 5
COMPONENTS OF NET INCOME
(In millions except per share data - preliminary and unaudited)

                                                                                  YEAR ENDED SEPTEMBER 30, 2005
                                                                -------------------------------------------------------------------
                                                                                  Businesses       Impact of MAP
                                                                                   Sold and         Transaction
                                                                   Ongoing         Interest          and Debt
                                                                 Businesses       Eliminated        Repayments          Total
                                                                --------------   --------------    --------------   ---------------
OPERATING INCOME
     APAC                                                       $          48    $                 $                $           48
     Ashland Distribution                                                 123                                                  123
     Ashland Specialty Chemical                                           131                3                                 134
     Valvoline                                                             89                1                                  90
     Refining and Marketing                                               (35)             519                                 484
     Corporate                                                           (138)                                                (138)
                                                                --------------   --------------    --------------   ---------------
OPERATING INCOME                                                          218              523                                 741
     Gain on the MAP Transaction                                            -                              1,287             1,287
     Loss on early retirement of debt                                       -                               (145)             (145)
     Net interest and other financial costs                                 4              (86)                                (82)
                                                                --------------   --------------    --------------   ---------------
INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                  222              437             1,142             1,801
     Income taxes                                                         (25)            (171)              382               186
                                                                --------------   --------------    --------------   ---------------
INCOME FROM CONTINUING OPERATIONS                                         197              266             1,524             1,987
     Results from discontinued operations                                  (1)                                                  (1)
                                                                --------------   --------------    --------------   ---------------
NET INCOME                                                      $         196    $         266     $       1,524    $        1,986
                                                                ==============   ==============    ==============   ===============

DILUTED EARNINGS PER SHARE
     Income from continuing operations                          $        2.64    $        3.57     $       20.41    $        26.62
     Results from discontinued operations                               (0.01)                                               (0.01)
                                                                --------------   --------------    --------------   ---------------
     Net income                                                 $        2.63    $        3.57     $       20.41    $        26.61
                                                                ==============   ==============    ==============   ===============
